Exhibit 10.3.3

                         SUPERCEDING SECURITY AGREEMENT

      This security agreement ("Security Agreement") is entered into by and between Congoleum Corporation, a Delaware corporation ("Congoleum") and Arthur
J. Pergament, solely in his capacity as the Collateral Trustee (the "Collateral Trustee") of the Collateral Trust created pursuant to the Collateral Trust Agreement (referenced to below).

                                    RECITALS

            WHEREAS, numerous individuals have asserted asbestos-related bodily injury claims against Congoleum (each an "Asbestos Claimant" and collectively, the "Asbestos Claimants"), each alleging exposure to an asbestos-containing product manufactured, sold, or distributed by Congoleum or for which Congoleum otherwise may have legal liability (the "Asbestos Claims"), and it is anticipated that additional asbestos-related bodily injury claims will continue to be asserted against Congoleum; and

            WHEREAS, Congoleum is unable to meet its liability with respect to the Claims absent prompt payment from its insurers of their obligations under the Policies, (as defined below); and

            WHEREAS, Congoleum and certain Asbestos Claimants, on or about April 10, 2003, executed a settlement agreement, titled Settlement Agreement Between Congoleum Corporation and Various Asbestos Claimants (as amended, the "Claimant Agreement"); and

            WHEREAS, Congoleum entered into settlement agreements prior to the Claimant Agreement to resolve certain Asbestos Claims, under which some or all of the consideration has yet to be paid (the "Pre-Existing Settlement Agreements"); and

            WHEREAS, Congoleum may enter into additional settlement agreements to resolve certain Asbestos Claims that are scheduled for trial prior to the commencement of an anticipated chapter 11 reorganization case for Congoleum in an aggregate amount not to exceed $15,000,000.00 (the "Trial-Listed Settlement Agreements"); and

            WHEREAS, Congoleum, on or about April 10, 2003, executed an agreement, titled Collateral Trust Agreement (as amended, the "Collateral Trust Agreement"), establishing a trust ("Collateral Trust") for, among other lawful purposes not inconsistent with the Claimant Agreement, distributing certain proceeds of the Policies in accordance with the Collateral Trust Agreement and the Claimant Agreement; and

            WHEREAS, Congoleum anticipates that it will commence a reorganization case under chapter 11 of the U.S. Bankruptcy Code; and

            WHEREAS, Congoleum intends to incorporate the terms of the Claimant Agreement in a "pre-packaged" plan of reorganization that Congoleum shall seek to confirm in its anticipated chapter 11 case (assuming the requisite acceptances are obtained).

            NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, Congoleum and Trustee agree as follows:

                                    AGREEMENT

I.    Definitions

      A. "Congoleum's Liabilities," whenever used in this Security Agreement, shall mean First Priority Settlement Amounts (as defined in the Collateral Trust Agreement), Asbestos Claimant's Secured Claims (as defined in the Claimant Agreement), the Claims Handling Fee (as defined in the Collateral Trust Agreement), and Administrative Expenses (as defined in the Collateral Trust Agreement).


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

II.   Security Interest

      A. To secure the payment of Congoleum's Liabilities, Congoleum hereby grants to the Collateral Trustee, to the maximum extent possible under applicable law, a security interest in the following (collectively, the "Collateral"):

            1. All of Congoleum's claims, causes of action and rights, whether now existing or hereafter arising, liquidated or unliquidated, disputed or undisputed, fixed or contingent, to receive payment from its insurers or to have monies expended by its insurers for its benefit to satisfy Asbestos Claims against it, net of any and all attorneys' fees or other professional fees and related expenses and disbursements incurred on or after January 1, 2003 by or on behalf of Congoleum or any Congoleum successor in connection with pursuit by Congoleum or any Congoleum successor of Congoleum's insurance coverage ("Congoleum Professional Fees, Disbursements and Expenses"), pursuant to the comprehensive general liability insurance policies issued to or on behalf of Congoleum and identified in Appendix A hereto (the "Policies"), whether by virtue of a coverage-in-place settlement, a buy-out of coverage, a judgment for declaratory relief or damages, or otherwise; and

            2. Any proceeds, net of any and all Congoleum Professional Fees, Disbursements and Expenses, actually received by Congoleum or the Trustee from any of the above (collectively, the "Insurance Proceeds").


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

      B. Congoleum hereby represents and warrants to the Collateral Trustee that Congoleum has the authority to grant a security interest in the Collateral to the Collateral Trustee as contemplated by and in a manner consistent with the terms of the grant of a security interest in the Collateral provided herein.

      C. Congoleum shall execute and deliver to the Collateral Trustee substantially contemporaneous with the execution of this Agreement, and at any time or times hereafter at the request of the Collateral Trustee, all UCC-1 financing statements and renewal UCC-1 financing statements that the Collateral Trustee may request, in a form satisfactory to the Collateral Trustee to perfect and maintain the security interests granted herein by Congoleum to the Collateral Trustee and in order to consummate fully all of the transactions contemplated herein and under the Claimant Agreement. Congoleum agrees to execute and deliver promptly such financing statements and other documents, and do such other things, as the Collateral Trustee shall reasonably request, to effectuate the Collateral Trustee's rights hereunder.

      D. The security interests that are granted to the Collateral Trustee hereunder shall constitute at all times prior to payment in full of Congoleum's Liabilities valid perfected, choate security interests upon all of the Collateral described above. This Security Agreement is intended to be and shall constitute a continuing security agreement for Congoleum's Liabilities.

      E. Except with respect to certain Pre-Existing Settlement Agreements and Trial-Listed Settlement Agreements, Congoleum will not grant or create any subsequent or additional security interest in, or assign, any of the Collateral at any time that any of Congoleum's Liabilities are unpaid. Notwithstanding anything herein to the contrary, this Security Agreement will not prohibit Congoleum's assignment of any of the Collateral or grant of the security interest created herein to a trust created pursuant to a plan of reorganization confirmed in any chapter 11 bankruptcy case commenced on Congoleum's behalf as long as such plan of reorganization preserves and maintains the rights of the beneficiaries of the Collateral Trust.


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

      F. Until all of the Secured Asbestos Claims for all Participating Asbestos Claimants are paid in full, Congoleum shall evaluate, bring, prosecute, litigate, defend and settle any claim against its insurers to obtain Insurance Proceeds. Congoleum shall consult with Perry Weitz and Joseph F. Rice (collectively, the "Claimants' Counsel") in order to retain a mutually acceptable counsel to prosecute any claim against its insurers to obtain Insurance Proceeds. Congoleum agrees to obtain the consent of Claimants' Counsel prior to entering into settlement of any claim against its insurers to obtain Insurance Proceeds, which consent shall not be unreasonably withheld, conditioned or delayed.

III.  LIABILITY OF THE COLLATERAL TRUSTEE

      The Collateral Trustee has no obligation to collect any account and shall not be liable for failure to collect any account or for any act or omission on the part of the Collateral Trustee or the Collateral Trustee' officers, agents or employees, except for the Collateral Trustee' own breach of trust committed in bad faith, or for gross negligence or willful misappropriation.

IV.   SUCCESSORS AND ASSIGNS

      This Security Agreement and all agreements, instruments and documents executed and delivered pursuant hereto or to consummate the transactions contemplated hereunder shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.


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

V.    CONSTRUCTION, ENTIRE AGREEMENT, DURATION

      A. This Security Agreement was negotiated between the parties hereto at arm's length, with each party receiving advice from independent legal counsel. It is the intent of the parties that no part of this Security Agreement be construed against any particular party because of the identity of the drafter.

      B. This Security Agreement constitutes a single integrated written contract expressing the entire agreement among the parties hereto. This Security Agreement supersedes any prior understandings and agreements between or among the parties with respect to the subject matter of the Security Agreement. There are no representations, agreements, arrangements or understandings between or among the parties, oral or written, relating to the subject matter of this Security Agreement that are not fully expressed herein. Any statements, promises or inducements, whether made by any party or any agents of any party, that are not contained in this written Agreement shall not be valid or binding. The failure or invalidation of any provision of this Security Agreement shall not in any way affect the validity of, or performance of any party pursuant to, any other provision of this Security Agreement.

      C. The effective date of this Security Agreement shall be the date on which Congoleum and the Collateral Trustee have signed and delivered the Security Agreement (the "Effective Date"). Except as provided in Section VIII hereof, this Security Agreement shall have perpetual existence and may not be enlarged, modified or altered except by a written agreement signed by representatives of all of the parties hereto.


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

VI.   NOTICE

      A. All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes (if mailed) three (3) calendar days after being deposited, postage prepaid, in the United States Mail, registered or certified mail, or (if delivered by express courier) one (1) business day after being delivered to such courier, or (if delivered in person or via facsimile with faxed confirmation) the same day as delivery if delivered on a business day before 4:30 p.m. EST or EDT (as applicable) or if not so delivered, on the next succeeding business day, except with respect to notices issued to the Collateral Trustee, such notices shall be deemed received on the date actually received by the Collateral Trustee. Notice to the Claimants' Counsel shall be deemed notice to each Asbestos Claimant. Notices shall be addressed as follows:

Congoleum:

Roger Marcus
Congoleum Corporation
3500 Quakerbridge Road
P.O. Box 3127
Mercerville, NJ 08616
(609) 584-3000 - Telephone No.
(609) 584-3685 - Facsimile No.

With copies to:

Bette Orr, Esq.
Gilbert, Heintz & Randolph LLP
1100 New York Avenue
7th Floor
Washington, DC 20005
(202) 772-2200 - Telephone No.
(202) 772-3333 - Facsimile No.

Norman L. Pernick, Esq.
Saul Ewing LLP
222 Delaware Avenue
Suite 1200
Wilmington, DE 19899
(302) 421-6800 - Telephone No.
(302) 421-6813 - Facsimile No.


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

Mark Chehi, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square
P.O. Box 636
Wilmington, DE 19899
(302) 651-3000 - Telephone No.
(302) 651-3001 - Facsimile No.

Collateral Trustee:

Arthur Pergament
Pergament Advisors
950 Third Avenue, 3rd Floor
New York, NY  10022
(212) 754-7913
(212) 994-6229

Claimants' Counsel:

Perry Weitz, Esq.
Weitz & Luxenberg
180 Maiden Lane
New York, NY  10038
(212) 558-5500 - Telephone No.
(212) 344-5461 - Facsimile No.

Joseph F. Rice, Esq.
28 Bridgeside Boulevard
P.O. Box 1792
Mt. Pleasant, SC  29464
(843) 216-9000 - Telephone No.
(843) 216-9290 - Facsimile No.

VII.  GOVERNING LAW

      All disputes concerning the validity, interpretation and application of the Security Agreement or the Appendix hereto, or any provision thereof, and disputes concerning issues within the scope of the Security Agreement shall be determined in accordance with the law of the State of Delaware, excluding any conflict of law provisions.


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

VIII. TERMINATION

      The security interests granted herein shall terminate upon the payment of all of Congoleum's Liabilities. Upon such termination, the Collateral Trustee will execute all appropriate documents to evidence the termination of the security interests.

IX.   MISCELLANEOUS

      A. Each party shall take such steps and shall execute such documents as reasonably may be necessary or proper to effectuate the purpose and intent of this Security Agreement.

      B. This Security Agreement shall be executed in duplicate originals and signed by or on behalf of the parties hereto.

      C. This Security Agreement may be executed in any number of counterparts. Each of such counterparts for all purposes shall be deemed to be an original, and all such counterparts together shall constitute but one and the same Security Agreement.

            IN WITNESS WHEREOF, the parties have caused this Security Agreement to be duly executed this 11th day of June 2003.

                  CONGOLEUM CORPORATION

                  By:   /s/ Howard N. Feist III
                        ----------------------------------------
                  Title:  CFO
                          --------------------------------------

                  COLLATERAL TRUSTEE

                  By:   /s/ Arthur J. Pergament
                        ----------------------------------------
                              Arthur J. Pergament

                  Title:  ______________________________________


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